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                                                                    Exhibit 3.41

                          CERTIFICATE OF INCORPORATION

                                       OF

                              NORTEK SUB 1995, INC.

      FIRST: The name of the Corporation is Nortek Sub 1995, Inc.

      SECOND: The registered office of the Corporation in the State of Delaware is located at 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent. The name and address of its registered agent is The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, Delaware 19901.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized ----- under the General Corporation Laws of the State of Delaware.

      FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Three Thousand (3,000) shares of common Stock of the par value of One Cent ($.01) per share.

      FIFTH: The name and mailing address of the incorporator is Michael J. Sharon, Nortek, Inc., 50 Kennedy Plaza, Providence, RI 02903.

      SIXTH: The Corporation is to have perpetual existence.

      SEVENTH: Elections of Directors need not be by written ballot unless the by-laws of the Corporation so provide.

      EIGHTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is authorized and empowered to adopt, alter, amend and repeal the by-laws of the Corporation in any manner not inconsistent with the laws of the State of Delaware.

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      NINTH: The Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Laws of Delaware.

      TENTH: Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any statutory provision) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.

      ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, in the manner now hereafter prescribed by statute.

      TWELFTH: A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended. No amendment or repeal of this Article TWELFTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

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      I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Laws of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 29th day of August, 1995.

                                                  /s/ Michael J. Sharon
                                                --------------------------------
                                                Michael J. Sharon

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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              NORTEK SUB 1995, INC.

      Nortek Sub 1995, Inc. (the "Corporation"), a Delaware corporation, does hereby certify as follows:

      1. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article First thereof in its entirety and by substituting in lieu thereof the following new Article First:

      FIRST: The name of the Corporation is Rangaire, Inc.

      2. This amendment has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its Vice President and Secretary this 27th day of November, 1995.

                                           NORTEK SUB 1995, INC.

                                           By: /s/ Richard J. Harris
                                               ---------------------------------
                                               Vice President

                                           By:[Illegible]
                                              ----------------------------------
                                              Secretary

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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 RANGAIRE, INC.

      Rangaire, Inc. (the "Corporation"), a Delaware corporation, does hereby certify as follows:

      1.The Certificate of Incorporation of the Corporation is hereby amended by striking out Article First thereof in its entirety and by substituting in lieu thereof the following new Article First:

      FIRST: The name of the Corporation is Rangaire LP, Inc.

      2. This amendment has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its Vice President and Secretary this 15th day of January, 1997.

                                              RANGAIRE, INC.

                                              By: /s/ Richard J. Harris
                                                  ------------------------------
                                                  Vice President
                                                  Richard J. Harris

                                              By: /s/ Michael J. Sharon
                                                  ------------------------------
                                                  Assistant Secretary
                                                  Michael J. Sharon

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                                                                January 21, 1997

To the Delaware Secretary of State

Dear Sir:

      We hereby consent to the use of the name "Rangaire" by Rangaire LP, Inc.

                                          Very truly yours,

                                             RANGAIRE LP

                                             By: Rangaire GP, Inc.

                                             By: /s/ Richard J. Harris
                                                 ------------------------------
                                             Its: Vice President
                                                  Richard J. Harris

                                             RANGAIRE GP, INC.

                                             By: /s/ Richard J. Harris
                                                -------------------------------
                                             Its: Vice President
                                                  Richard J. Harris